EXHIBIT 99.1

Adesto Technologies Reports First Quarter 2018 Financial Results

Achieves Fourth Consecutive Quarter of More Than 30% Year-Over-Year Revenue Growth; Guiding for Record Revenue in the Second Quarter

SANTA CLARA, Calif., May 09, 2018 (GLOBE NEWSWIRE) -- Adesto Technologies Corporation (NASDAQ:IOTS), a leading provider of innovative application-specific semiconductors for the IoT era, today announced financial results for its first quarter ended March 31, 2018.

First Quarter Financial Summary:

  Revenue increased 35.3% year-over-year to $15.3 million;
  GAAP gross margin was 47%, the eleventh consecutive quarter within targeted range of 45% to 50%;
  GAAP operating expenses were $8.1 million and non-GAAP operating expenses were $7.4 million, both better than expectations; and
  Adjusted EBITDA was a positive $0.3 million, compared to negative $1.1 million in the first quarter of 2017.

Commenting on the quarter, Narbeh Derhacobian, Adesto’s president and CEO, stated, “Revenue in the first quarter grew more than 35% year-over-year, representing the fourth consecutive quarter of above 30% growth and exceeding the high-end of our guidance range.  Furthermore, we continued to closely manage operating expenses, which were again below the low-end of our expected range, contributing to our fourth consecutive quarter of positive adjusted EBITDA.

“During the quarter, we continued to make solid progress on expanding our design win pipeline, which has served as a key catalyst in driving our current and future revenue growth. Designs in the industrial market led the way and included wins for not only our DataFlash products, but also other product families. We also secured a number of design wins with new customers in the smart home market with our newly-released DataFlash-L family. Additionally, we had a number of design wins with leading tier 1 OEMs across consumer and communications end markets.”

Mr. Derhacobian further commented, “We are also pleased to announce today our agreement to acquire S3 Semiconductors, a Dublin-based global supplier of mixed-signal and RF ASICs to the industrial IoT and communications markets. This transaction represents a meaningful step for Adesto as we broaden our line of innovative semiconductor products, expand our addressable markets and drive accelerating revenue growth as well as margin and earnings expansion in the quarters and years ahead.”

First Quarter 2018 Results
Revenue in the first quarter of 2018 was up 35.3% to $15.3 million from $11.3 million in the first quarter of 2017, and sequentially down 5.3% from $16.2 million in the previous quarter.

Gross margin in the first quarter was 46.9%, compared to 49.1% in the first quarter of 2017 and 47.9% in the previous quarter. Gross margin remains within the Company’s targeted range.

GAAP operating expenses in the first quarter of 2018 were $8.1 million compared to $8.1 million in the first quarter of 2017 and $7.7 million in the fourth quarter of 2017. On a non-GAAP basis, operating expenses in the first quarter were $7.4 million, compared to $7.0 million in the year-ago quarter and $6.8 million in the prior quarter.

GAAP net loss in the first quarter of 2018 was $1.1 million, or ($0.05) per share, compared to a net loss of $2.8 million, or ($0.18) per share, in the first quarter of 2017 and a net loss of $165,000, or ($0.01) per share, in the previous quarter.

On a non-GAAP basis, the net loss for the first quarter of 2018 was $0.4 million, or ($0.02) per share, compared to a net loss of $1.6 million, or ($0.10) per share, in the first quarter of 2017 and net income of $0.8 million, or $0.03 per diluted share, last quarter.

Adjusted EBITDA for the first quarter of 2018 was a positive $0.3 million compared to a negative $1.1 million in the first quarter of 2017 and a positive $1.4 million in the previous quarter.

A reconciliation of GAAP results to non-GAAP results is provided in the financial statement tables following the text of this press release.

Business Outlook
For the second quarter of 2018, the Company expects revenue to increase to a range between $18.1 million and $19.0 million, which includes approximately $1.5 to $2.0 million of expected revenue contribution from S3 Semiconductors. Gross margin is expected to be between 46% and 48% for the second quarter of 2018. For the second quarter, GAAP operating expenses are expected to range between $9.1 million and $9.7 million, or $8.2 million and $8.8 million on a non-GAAP basis, which excludes approximately $0.6 million in stock-based compensation expense and $0.3 million in amortization of acquisition-related intangible assets.

Conference Call Information
Adesto will host a conference call today at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time) to discuss its first quarter 2018 financial results as well as the S3 Semiconductors transaction. Investors and analysts may join the call by dialing 1-844-419-1786 and providing confirmation code 6975696. International callers may join the teleconference by dialing +1-216-562-0473 using the same confirmation code. The call will also be available as a live and archived webcast in the Investor Relations section of the Company’s website at http://www.adestotech.com and will include a slide presentation.

A telephone replay of the conference call will be available approximately two hours after the conference call until Wednesday, May 16, 2018 at midnight Pacific Time. The replay dial-in number is 1-855-859-2056. International callers should dial +1-404-537-3406. The pass code is 6975696.

Non-GAAP Financial Information
To supplement our financial results presented in accordance with generally accepted accounting principles (GAAP), this press release and the accompanying tables and the related earnings conference call contain certain non-GAAP financial measures, including adjusted EBITDA, non-GAAP net income (loss), non-GAAP net income (loss) per share and non-GAAP operating expenses. We believe these non-GAAP financial measures are useful in evaluating our past financial performance and future results. Our non-GAAP financial measures should not be considered in isolation or as a substitute for comparable GAAP measures and should be read in conjunction with our consolidated financial statements prepared in accordance with GAAP. Our management regularly uses our supplemental non-GAAP financial measures internally to help us evaluate growth trends, establish budgets, measure the effectiveness of our business strategies and assess operational efficiencies. These non-GAAP financial measures are not based on any standardized methodology prescribed by GAAP and are not necessarily comparable to similar measures presented by other companies. Our non-GAAP financial measures include adjustments based on the following items:

  Stock-based compensation expenses: We have excluded the effect of stock-based compensation expenses from our non-GAAP financial measures. Although stock-based compensation is an important part of our employees’ compensation affecting their performance, we continue to evaluate our business performance excluding stock-based compensation expenses. Stock-based compensation expenses will recur in future periods.
  Amortization of acquisition-related intangible assets: We have excluded the effect of amortization of acquisition-related intangible assets from our non-GAAP financial measures. Amortization of acquisition-related intangible assets is a non-cash expense, and it is not part of our core operations. Investors should note that the use of acquisition-related intangible assets contributed to revenues earned during the periods presented and will contribute to future period revenues as well.

Our non-GAAP financial measures are described as follows:

  Non-GAAP net income (loss) and non-GAAP net income (loss) per share. Non-GAAP net income (loss) is GAAP net loss as reported on our condensed consolidated statements of operations, excluding the impact of stock-based compensation expense and amortization of acquisition-related intangible assets. Non-GAAP net income (loss) per share is non-GAAP net income (loss) divided by weighted average shares outstanding and, if dilutive, incremental shares based upon the conversion of outstanding stock options, restricted stock units and warrants.
  Non-GAAP operating expense. Non-GAAP operating expenses are GAAP operating expenses as reported in our condensed consolidated statements of operations, excluding the impact of stock-based compensation expense and amortization of acquisition-related intangible assets.
  Adjusted EBITDA is GAAP net loss as reported on our condensed consolidated statements of operations, excluding the impact of the same items excluded from the calculation of non-GAAP net income (loss) as well as interest expense, depreciation and amortization, and our provision for income taxes.

For reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures, please see the section of the accompanying tables titled, “Reconciliation of GAAP to Non-GAAP Financial Information.”

About Adesto Technologies
Adesto Technologies (NASDAQ:IOTS) is a leading provider of innovative application-specific semiconductors for the IoT era. The company’s technology is used by more than 2,000 customers worldwide who are creating differentiated solutions across industrial, consumer, medical and communications markets. With its growing portfolio of high-value technologies, Adesto is helping its customers usher in the era of the Internet of Things. See: www.adestotech.com.

Follow Adesto on Twitter.

Forward Looking Statements
The quotes of our Chief Executive Officer in this release regarding our momentum and expected revenue growth, non-GAAP operating expense maintenance, the acquisition of S3 Semiconductors and the expected benefits to Adesto and its customers, stockholders and investors from completing the acquisition, as well as all statements under “Business Outlook” are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements involve risks and uncertainties that could cause our actual results to differ materially, including the businesses of the Company and S3 Semiconductors may not be combined successfully, or such combination may take longer, be more difficult, time-consuming or costly to accomplish than expected; the risk that that sales of S3 Semiconductors products will not be as high as anticipated; the expected growth opportunities from the acquisition may not be fully realized or may take longer to realize than expected; customer losses and business disruption following the acquisition, including adverse effects on relationships with former employees of S3 Semiconductors, may be greater than expected; and the risk that the Company may incur unanticipated or unknown losses or liabilities in the acquisition. Additional factors, that could cause actual results to differ materially from those expressed in the forward-looking statements include: our ability to predict the timing of design wins entering production and the potential future revenue associated with our design wins; market adoption of our CBRAM-based products; our limited operating history; our rate of growth; our ability to predict customer demand for our existing and future products and to secure adequate manufacturing capacity; consumer demand conditions affecting our end markets; our ability to manage our growth; our ability to hire, retain and motivate employees; the effects of competition, including price competition; technological, regulatory and legal developments; and developments in the economy and financial markets.

For a detailed discussion of these and other risk factors, please refer to our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the period ended December 31, 2017, filed with the SEC on March 13, 2018, which are available on our investor relations Web site (ir.adestotech.com) and on the SEC’s Web site (www.sec.gov).

All information provided in this release and in the attachments is as of Wednesday, May 9, 2018, and stockholders of Adesto are cautioned not to place undue reliance on our forward-looking statements, which speak only as of the date such statements are made. Adesto does not undertake any obligation to publicly update any forward-looking statements to reflect events, circumstances or new information after this May 9, 2018 press release, or to reflect the occurrence of unanticipated events.

Adesto Technologies and the Adesto logo are trademarks of Adesto Technologies in the United States and other regions. All other trademarks are property of their respective owners.

Company Contact:
Ron Shelton
Chief Financial Officer
P: 408-400-0578
E: ron.shelton@adestotech.com

Adesto Technologies Investor Relations:
Shelton Group
Leanne K. Sievers, President
P: 949-224-3874
E: sheltonir@sheltongroup.com

ADESTO TECHNOLOGIES CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	March 31,	December 31,
	2018	2017
Assets
Current assets:
Cash and cash equivalents	$29,546	$30,078
Accounts receivable, net	12,188	8,668
Inventories	7,554	5,814
Prepaid expenses	1,153	993
Other current assets	55	52
Total current assets	50,496	45,605
Property and equipment, net	7,632	7,183
Intangible assets, net	6,808	7,102
Other non-current assets	1,029	900
Goodwill	22	22
Total assets	$65,987	$60,812
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	7,845	7,075
Accrued compensation and benefits	2,819	2,614
Accrued expenses and other current liabilities	2,506	2,359
Price adjustments and other revenue reserves	4,545	-
Line of credit, current	1,500	1,500
Term loan, current	1,929	926
Total current liabilities	21,144	14,474
Term loan, non-current	9,924	10,908
Other non-current liabilities	75	75
Deferred rent, non-current	2,294	2,404
Deferred tax liability, non-current	2	1
Total liabilities	33,439	27,862

Stockholders' equity:
Common stock	2	2
Additional paid-in capital	133,804	133,087
Accumulated other comprehensive loss	(312)	(295)
Accumulated deficit	(100,946)	(99,844)
Total stockholders' equity	32,548	32,950
Total liabilities and stockholders' equity	$65,987	$60,812

ADESTO TECHNOLOGIES CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except for share and per share amounts)
(unaudited)

	Three Months Ended March 31,
	2018	2017

Revenue, net	$15,302	$11,307
Cost of revenue	8,122	5,753
Gross profit	7,180	5,554
Operating expenses:
Research and development	3,665	3,372
Sales and marketing	2,752	2,600
General and administrative	1,713	2,135
Total operating expenses	8,130	8,107
Loss from operations	(950)	(2,553)
Other income (expense):
Interest expense, net	(141)	(213)
Other income, net	10	18
Total other income (expense), net	(131)	(195)
Loss before provision for income taxes	(1,081)	(2,748)
Provision for income taxes	21	27
Net loss	$(1,102)	$(2,775)

Net loss per share:
Basic and diluted	$(0.05)	$(0.18)
Weighted average number of shares used in computing
net loss per share:
Basic and diluted	21,370,927	15,642,286

ADESTO TECHNOLOGIES CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(in thousands, except for share and per share amounts)
(unaudited)

		Three Months Ended March 31,
		2018	2017

GAAP gross profit		$7,180	$5,554
Stock-based compensation expense		25	21
Non-GAAP gross profit		$7,205	$5,575

GAAP research and development expenses		$3,665	$3,372
Stock-based compensation expense		(183)	(255)
Amortization of acquisition-related intangible assets		(106)	(122)
Non-GAAP research and development expenses		$3,376	$2,995

GAAP sales and marketing expenses		$2,752	$2,600
Stock-based compensation expense		(104)	(167)
Amortization of acquisition-related intangible assets		(188)	(187)
Non-GAAP sales and marketing expenses		$2,460	$2,246

GAAP general and administrative expenses		$1,713	$2,135
Stock-based compensation expense		(131)	(381)
Non-GAAP general and administrative expenses		$1,582	$1,754

GAAP operating expenses		$8,130	$8,107
Stock-based compensation expense		(418)	(803)
Amortization of acquisition-related intangible assets		(294)	(309)
Non-GAAP operating expenses		$7,418	$6,995

GAAP loss from operations		$(950)	$(2,553)
Stock-based compensation expense		443	824
Amortization of acquisition-related intangible assets		294	309
Non-GAAP loss from operations		$(213)	$(1,420)

Reconciliation from GAAP net loss to adjusted EBITDA:
GAAP net loss:		$(1,102)	$(2,775)
Stock-based compensation expense		443	824
Amortization of acquisition-related intangible assets		294	309
	Non-GAAP net loss	(365)	(1,642)
Interest expense		154	223
Provision for income taxes		21	27
Depreciation and amortization		488	304
	Adjusted EBITDA	$298	$(1,088)

Non-GAAP basic and diluted net loss per share		($0.02)	($0.10)

Weighted-average number of shares used in calculating
non-GAAP basic and diluted net loss per share		21,370,927	15,642,286